NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT


This agreement is entered into as of February 23, 1999, between Sulzer Orthopedics Biologics Inc. ("SOBI") and BIOSYNTECH LTD. ("BIOSYNTECH"). Mutually SOBI and BIOSYNTECH are referred to as "The Parties".

Whereas, The Parties are willing to disclose information and provide access to material they regard as confidential business information (hereafter called "Company Information") to each other, and

Whereas, The Parties will receive Company Information in their evaluation of possible future business relations and ongoing business, and

Now therefore, The Parties, acknowledging mutual consideration and intending to be legally bound, agree as follows:

1.   COMPANY INFORMATION

As used in this agreement, the term "Company Information" shall mean all confidential or proprietary information and proprietary materials, including, but not limited to: trade secrets, know-how, client lists, proposed trademarks, patent applications, formulations, techniques, processes, inventions, ideas, designs, formulae, methodology, data, reports, proteins, biological substances, chemical substances and chemical compounds, including the compounds and substances resulting from a variation of the proportion of their component parts, computer software, computer software source codes, machinery, equipment, all prior and future developments, enhancements and improvements to any of the foregoing and information regarding sources of supply, business plans, patent positioning and the existence, scope and activities regarding any research, development, manufacturing, marketing or other projects of The Parties.

"Company Information" shall include, without limiting the preceding, a sample (Arthroscopic Probe identified as ARTHRO-BST /Mechanical Tester identified as MACH-1/ of polymeric compounds resulting from the incorporation of varying proportions of component parts, each such compound having various physico-chemical properties, identified as BST-GEL, BST-CARGEL or other trademarks of BIOSYNTECH and bone-derived growth factor mixtures from Sulzer) and related proprietary information provided by BIOSYNTECH or Sulzer to the other Party.

2.   DISCLOSURE OF COMPANY INFORMATION

The Parties shall not, except with the prior written consent of the other Party, disclose to a third party, wholly or partly, Company Information disclosed by or in any other manner obtained from the other Party or from the material of the other Party to which access is granted, on or after they date first above written .


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3.   USE OR SALE

The Parties shall use the Company Information solely for the purpose of testing and examining the Company Information to evaluate the possibility of executing an agreement for the marketing, sale and distribution of Company Information or products incorporating Company Information or other future business relations between them. The Parties shall not use the other Party's Company Information for any other purpose. In particular, but without limitation, The Parties shall not use the other Party's Company Information for the direct or indirect benefit of third parties or for consulting purposes, nor sell, lend, exchange or draw profits from the Company Information of the other Party, in whole or in part.

4.   REVERSE ENGINEERING

The Parties shall not make use of any reverse engineering processes or techniques, or other similar means, to obtain additional information from the Company Information disclosed or otherwise obtained from the other Party or from the material of the other Party to which access is granted, on or after the date first above written.

5.   COPIES

The Parties shall not make any copies, images or other reproductions of the Company Information disclosed by or otherwise obtained from the other Party.

6.   PRECAUTIONS REGARDING THIRD PARTIES

The Parties shall hold the Company Information in strict confidence and shall take all possible precautions to prevent the Company Information from being disclosed or made available to third parties.

7.   PRECAUTIONS REGARDING EMPLOYEES

The Parties shall take every possible precaution to ensure that only their employees, contractors, directors and officers who have a strict and genuine need to know have access to the Company Information.

8.    LIMIT

The Parties' obligations under this agreement shall not apply to any information required by law, regulation or court order to be disclosed to regulatory authorities and other governmental bodies, or which The Parties can document was available to the public or known to The Parties prior to the date first above written. These obligations shall cease as to any information which the disclosing Party can document thereafter became or becomes available to the public otherwise than as a result of a disclosure by the disclosing Party or was or is disclosed to the disclosing

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Party  by a party  unrelated  to the  disclosing  Party  that  does  not  have a non-disclosure obligation with respect to it.

If Company Information of the other Party is required to be disclosed by law, regulation or court order to regulatory authorities or other governmental bodies, The Party must promptly inform the other Party before disclosing such Company Information so that the other Party may have a reasonable opportunity to contest such requirement.

9.    RETURN OF COMPANY INFORMATION

At any time, upon one Party's request, the other Party shall promptly redeliver to the first Party the Company Information and all materials relating to or involving Company Information of the first Party (whether prepared by the party or otherwise), and will not retain any copies, extracts or other reproductions in whole or in part regarding the Company Information. The redelivery of such material shall not relieve The Parties of their confidentiality or other obligations hereunder.

10.  TERMINATION

The present agreement may be unilaterally terminated by either Party in the event that the other Party becomes bankrupt or is judged to be insolvent by a court of law or if either company makes any assignment for the benefit of its creditors generally. It may also be terminated by written consent of The Parties.

11.  SURVIVAl

Termination of the present agreement, at any time and for any reason whatsoever shall not extinguish its terms. The terms of this Non-Disclosure and Confidentiality Agreement will survive for 5 years, for the benefit of The Parties and their respective successors.

12.  ENTIRE AGREEMENT

This agreement, including its Schedule, constitutes the entire agreement of The Parties relating to the subject matter, supersedes all prior oral or written understandings or agreements regarding that subject matter and may not be amended, modified or cancelled except by a written instrument executed by The Parties.

13.  APPLICABLE LAW AND VENUE

This agreement shall be governed by and construed in accordance with the laws applicable in the province of Quebec and the venue for any dispute arising from this agreement shall be the courts of competent jurisdiction in the district of Montreal, Quebec, Canada.

IN WITNESS THEREFORE, THE PARTIES have caused this agreement to be executed in duplicate by their respective duly authorised representatives.

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Sulzer Orthopedics Biologics Inc.            BIOSYNTECH LTD.


by /s/ illegible                             by  /s/ illegible
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[name of representative and title]           [name of representative and title]


PROJECT DEVELOPMENT SUKMIST                  VICE PRESIDENT R&D


date            3/2/99                       date      3/1/99
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